Columbia Financial, Inc. Second Step Conversion & Stock Offering July 2026 Filed Pursuant to Rule 433 Issuer Free Writing Prospectus dated July 7, 2026 Relating to Preliminary Prospectus dated July 7, 2026 Registration No. 333-294103

Disclaimer and Caution About Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Columbia and Northfield, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Columbia or Northfield or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; (ii) the possibility that the proposed transaction does not close when expected or at all because final regulatory approvals, or other approvals and the other conditions to closing, are not received or satisfied on a timely basis or at all; (iii) the outcome of any legal proceedings that may be instituted against Columbia or Northfield; (iv) the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Columbia and Northfield operate; (v) the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected; (vi) Columbia’s ability to successfully complete its second-step conversion; (vii) the possibility that the final independent appraisal of Columbia will differ from the preliminary independent appraisal of Columbia; (viii) the impact of purchase accounting with respect to the proposed transaction, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; (ix) the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events; (x) the diversion of management’s attention from ongoing business operations and opportunities; (xi) potential adverse reactions of Columbia’s or Northfield’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (xii) a material adverse change in the financial condition of Columbia or Northfield; (xiii) changes in Columbia’s or Northfield’s share price before closing; (xiv) risks relating to the potential dilutive effect of shares of Columbia’s common stock to be issued in the proposed transaction; (xv) general competitive, economic, political and market conditions, including the impact of any potential government shutdown; (xvi) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks; and (xvii) other factors that may affect future results of Columbia or Northfield, including, among others, changes in asset quality and credit risk; the imposition of tariffs and any retaliatory responses; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. These factors are not necessarily all of the factors that could cause Columbia’s, Northfield’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm Columbia’s, Northfield’s or the combined company’s results. Although each of Columbia and Northfield believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions based on its existing knowledge of its business and operations, there can be no assurance that actual results of Columbia or Northfield will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Columbia’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2025, quarterly reports on Form 10-Q, and other documents subsequently filed by Columbia with the Securities Exchange Commission (the “SEC”), and in Northfield’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2025, and its other filings with the SEC and quarterly reports on Form 10-Q, and other documents subsequently filed by Northfield with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Columbia, Northfield or each of their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Columbia and Northfield urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by Columbia and Northfield. Forward-looking statements speak only as of the date they are made and Columbia and/or Northfield undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Important Additional Information About the Transaction and Where to Find It Columbia Financial, Inc., a Maryland corporation, has filed with the SEC a Registration Statement on Form S-1 (the “Form S-1 Registration Statement”) that includes a prospectus of Columbia Financial, Inc. (the “Prospectus”) and other relevant documents concerning the proposed second-step conversion. In addition, Columbia Financial, Inc. has also filed with the SEC a Registration Statement on Form S-4 (the “Form S-4 Registration Statement”) that includes a joint proxy statement/prospectus (the “Joint Proxy Statement”) concerning the proposed second-step conversion and the merger. BEFORE MAKING ANY INVESTMENT DECISION, YOU ARE URGED TO READ THE FORM S-1 REGISTRATION STATEMENT AND THE PROSPECTUS AND THE FORM S-4 REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.   This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval with respect to the proposed second-step conversion or the proposed merger between Columbia Financial, Inc. and Northfield. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.   A copy of the Form S-1 Registration Statement and the Prospectus, and the Form S-4 Registration Statement, Joint Proxy Statement/Prospectus, as well as other filings containing information about Columbia and Northfield may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by directing a request to Columbia Investor Relations, 19-01 Route 208 North, Fair Lawn, New Jersey 07410, or by calling (833) 550-0717, or to Northfield by directing a request to Northfield Investor Relations, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095 or by calling (732) 499-7200 x2519. The information on Columbia’s or Northfield’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Non-GAAP Financial Measures This presentation contains financial information presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). This presentation also contains certain non-GAAP information that the Company's management uses in its analysis of the Company's financial results, including tangible stockholders' equity to tangible assets (“TCE / TA”), tangible book value, core efficiency ratio, core return on average assets and core return on average equity. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company's management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company's core financial results for the periods presented. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. The Company also provides measurements and ratios based on tangible stockholders' equity. These measures are commonly utilized by regulators and market analysts to evaluate the Company's financial condition and, therefore, the Company's management believes that such information is useful to investors. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided in the appendix to this presentation. Pro Forma Forward-Looking Data Neither Columbia’s nor Northfield’s independent registered public accounting firms have studied, reviewed or performed any procedures with respect to the pro forma forward-looking financial data for the purpose of inclusion in this presentation, and, accordingly, neither have expressed an opinion or provided any form of assurance with respect thereto for the purpose of this presentation. This pro forma forward-looking financial data is for illustrative purposes only and should not be relied on as necessarily being indicative of future results. The assumptions and estimates underlying the proforma forward-looking financial data are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including those in the “Disclaimer and Caution about Forward-Looking Statements” disclaimer on slide 2 of this presentation. Pro forma forward-looking financial data is inherently uncertain due to a number of factors outside of Columbia’s and Northfield’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the proposed second step conversion and acquisition or that actual results will not differ materially from those presented in the pro forma forward-looking financial data. Inclusion of pro forma financial data in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Today’s Presenters Thomas J. Kemly President & Chief Executive Officer Years of Experience: 45+ Years at Columbia: 45 President & Chief Executive Officer since January 2012 Active and influential figure in banking: elected to the Federal Home Loan Bank of New York’s Board of Directors in 2020 Member of the Board of Directors for the NJ Bankers Association, previously serving as its Chairman (2019 – 2020) Served as Chief Operating Officer (2001 – 2012) and Chief Financial Officer (1992 – 2001) Dennis E. Gibney First Senior Executive Vice President & Chief Banking Officer Years of Experience: 25+ Years at Columbia: 12 First Senior Executive Vice President & Chief Banking Officer of the Company and the Bank since January 2026 Assists in the development and execution of the Company’s strategies while overseeing the Company’s legal, commercial banking, credit, consumer banking and technology functions Served as Chief Financial Officer (2014 – 2026) and previously an Investment Banking Professional at FinPro Capital Advisors, Inc. Thomas Splaine, Jr. Executive Vice President & Chief Financial Officer Years of Experience: 35+ Years at Columbia: 1 Executive Vice President and Chief Financial Officer of the Company and the Bank since January 2026 Served as Chief Accounting Officer (2025 – 2026) Previously served as Executive Vice President and Chief Financial Officer of Lakeland Bancorp, Inc., as SVP and Chief Financial Officer of Investors Bancorp, Inc. and as Audit Senior Manager at KPMG LLP serving in its community banking practice Steven M. Klein Senior Executive Vice President & Chief Operating Officer(1) Years of Experience: 30+ Years at Northfield: 21 Chief Executive Officer of Northfield Bancorp and Northfield Bank since November 2017 Previously held a variety of key roles at Northfield including President, Chief Operating Officer and Chief Financial Officer, having first joined Northfield Bank in 2005 Prior to joining Northfield, Mr. Klein was an Audit Partner at KPMG LLP in its New Jersey community banking practice (1) Represents title effective with the closing of the transaction.

Offering Summary

Issuer	Columbia Financial, Inc.
Exchange / Symbol	Nasdaq Global Select Market / CLBK
Price per Share	$10.00
Shares Offered	142,375,000 (at the minimum & adjusted minimum) - 192,625,000 (at the maximum)
Exchange Ratio	1.8729x (minimum & adjusted minimum) / 2.2035x (midpoint) / 2.5340x (maximum)
Maximum Purchase Limits	$8.0 million individual / $50.0 million group acting in concert
Bookrunners	Keefe, Bruyette & Woods, *A Stifel Company* | Piper Sandler & Co.
Co-Manager	Brean Capital, LLC
Subscription Offering Results	~$1.1 Billion
Expected Pricing / Close	Mid-July 2026

Source: Preliminary Firm Commitment Underwriting Prospectus.

Member FDIC

6

Transaction Overview Source: Preliminary Firm Commitment Underwriting Prospectus. Note: Deposit market share data as of 6/30/2025. (1) “Community Bank” defined as a bank with less than $50 billion in total assets as of 3/31/2026. Reasons for the Offering Enhances scale creating a formidable ~$18 billion asset NJ/NY metro franchise operating 100+ branches across 14 NJ counties, Staten Island and Brooklyn Logical deployment of second step capital that accelerates Columbia’s path towards normalized return on equity targets Creates a top 5 community bank headquartered in the NYC metro area(1) Expands the franchise to Staten Island and Brooklyn while adding $1.8bn of deposits in New Jersey making the combined company the third largest New Jersey-headquartered bank by market share Low risk transaction with pro forma capital ratios that far exceed regulatory buffers and a regulatory CRE ratio well below 300% Combines proven management teams with strong track records in the markets they serve Strengthen capital position: Columbia is selling the 73.1% ownership interest currently held by Columbia Bank MHC, generating expected gross proceeds of $1.4bn-$1.9bn ($1.7bn at the midpoint) Enhance stockholder returns through enhanced earnings and more flexible capital management strategies Facilitate acquisition of Northfield Bancorp: ~$600 million aggregate deal value Ability to pay dividends to stockholders Traditional ownership structure with a more liquid and active trading market for CLBK common stock Future M&A: enhanced flexibility to selectively pursue bank and/or non-bank acquisitions over time – not an immediate priority Strategic Rationale for the Northfield Acquisition

Pro Forma Valuation & Net Proceeds Source: Preliminary Firm Commitment Underwriting Prospectus. Note: Appraisal value and proceeds shown at Columbia Financial consolidated (holding company) level. (1) Assumes 100% of the shares issued to NFBK are part of the community offering. (2) Does not include merger cost savings. (3) 2027E profitability reflects announced merger impact adjusted for a re-evaluation of interest rate marks, core deposit intangible and appraisal values as of the quarter ended 3/31/2026.

Investment Highlights Highly experienced combined management team with diverse experience across financial services Scaled community banking franchise with prominent market share & density in one of the most attractive markets across the country Strong pro forma operating profile positioned for sustained performance Significant excess capital with a capital management strategy focused on repurchases and dividends Compelling valuation opportunity with potential upside Disciplined, low-risk combined franchise supported by top-tier asset quality Premier New Jersey / New York Metro Community Banking Franchise With Nearly 100 Years of Operating History

Pro Forma Company Snapshot

Financial Highlights

Enhanced Scale(1)

$18.0bn	$12.5bn	$11.8bn	$2.9bn
Total Assets	Total Deposits	Net Loans	Tang. Com. Equity

Strong Profitability(2)

1.04%	48.6%	2.88%
2027E ROAA	2027E Efficiency Ratio	2027E NIM

Fortress Balance Sheet(1)

16.5%	212%	~96%	~1.3%
TCE / TA	CRE / TRBC(3)	Loans / Deposits	ACL / Loans HFI

Selected Post-Conversion Metrics(1)

(As of March 31, 2026)

	Adjusted Minimum	Minimum	Midpoint	Maximum
CET1 Ratio	19.2%	22.4%	24.2%	26.0%
TCE ($bn)	$2.3	$2.7	$2.9	$3.2
TBVPS	$11.69	$11.40	$10.83	$10.31

Branch Footprint


CLBK (70)
NFBK (37)
Brooklyn & Other NYC
Staten Island
Deposit Geography(4)
Northern NJ
39%
Central NJ
35%
Southern NJ
8%
Brooklyn & Other NYC
4%
Staten Island
15%

Source: S&P Global Market Intelligence. Note: The projections set forth above are estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from the projected amounts. Pro forma figures shown at the midpoint of the appraisal value range unless otherwise noted. (1) Pro forma figures (giving effect to the offering and the acquisition) as of 3/31/2026 as detailed in the Preliminary Firm Commitment Underwriting Prospectus. (2) 2027E profitability reflects announced merger impact adjusted for a re-evaluation of interest rate marks, core deposit intangible and appraisal values as of the quarter ended 3/31/2026. (3) Excludes owner-occupied CRE per regulatory definition. (4) "Northern NJ" includes Bergen, Essex, Hudson, Morris, Passaic, Sussex and Warren counties; "Central NJ" includes Hunterdon, Mercer, Middlesex, Monmouth, Somerset and Union counties; "Southern NJ" includes Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, Ocean and Salem counties; "Brooklyn & Other NYC" includes Brooklyn, the Bronx, New York, and Queens; "Staten Island" includes Richmond County.

Member FDIC

10

Highly Experienced Combined Management Team With Diverse Experience Across Financial Services

Seasoned Combined Management Team With Previous Conversion Experience at Other Institutions

Columbia's Current Management Team



Thomas J. Kemly
President & Chief Executive Officer
Years of Experience: 45+



Dennis E. Gibney
First Senior Executive Vice President & Chief Banking Officer
Years of Experience: 25+



John Klimowich
Senior Executive Vice President & Chief Risk Officer
Years of Experience: 40+



Oliver E. Lewis, Jr.
Senior Executive Vice President & Head of Commercial Banking
Years of Experience: 30+



Allyson Schlesinger
Senior Executive Vice President & Head of Consumer Banking
Years of Experience: 30+



Manesh Prabhu
Executive Vice President & Chief Information Officer
Years of Experience: 20+



Mayra L. Rinaldi
Executive Vice President & Corporate Governance and Culture
Years of Experience: 25+



Thomas Splaine, Jr.
Executive Vice President & Chief Financial Officer
Years of Experience: 35+

Additions Through Acquisition of Northfield



Steven M. Klein
Senior Executive Vice President & Chief Operating Officer
Years of Experience: 30+



William R. Jacobs
First Senior Vice President & Chief Accounting Officer
Years of Experience: 25+



Robin Lefkowitz
First Senior Vice President - New York Retail Market and Business Development
Years of Experience: 35+



David V. Fasanella
First Senior Vice President & Commercial Bank Market Manager
Years of Experience: 35+

Member FDIC

11

~$18bn Pro Forma Assets(1) Note: Financial data as of respective year end. (1) Pro forma figure (giving effect to the offering and the acquisition) shown at the midpoint of the offering range as of 3/31/2026 as detailed in the Preliminary Firm Commitment Underwriting Prospectus. $10.5bn Assets $10.6bn Assets $11.0bn Assets Sold 43% of Company Raised $498 million Pro Forma TCE: 15.6% Completed IPO $6.7bn Assets $8.8bn Assets $10.4bn Assets Mutual merger $422 million in total assets Net addition of 3 branches Acquired Roselle Mutual merger $595 million in total assets Net addition of 3 branches Acquired RSI $8.2bn Assets $9.2bn Assets $136 million cash acquisition $962 million in total assets Net addition of 7 branches Acquired Stewardship Mutual merger $316 million in total assets 2 branches added Acquired Freehold Transformative Merger With Northfield & Second Step Offering 2018 2019 2020 2021 2022 2026 2024 2023 2023 2024 2025 Columbia Growth Profile Since IPO Strong Track Record of Successful M&A Execution Built the Infrastructure to Grow

Top Community Player Across Attractive NJ & NY Markets Source: S&P Global Market Intelligence. Note: Data shown pro forma for acquisition of Northfield Bancorp, Inc. Note: Deposit market share data as of 6/30/2025. (1) “Community Bank” defined as a bank with less than $50 billion in total assets as of 3/31/2026. New Jersey Statewide Staten Island Richmond County, NY Brooklyn Kings County, NY Total assets greater than $100 billion 56% Market Share of Top 5 Banks 75% Market Share of Top 5 Banks 74% Market Share of Top 5 Banks #2 Community Bank By Market Share(1) #1 Community Bank By Market Share(1) #5 Community Bank By Market Share(1)

Strong Core Deposit Funding Base

Columbia Financial, Inc.


Savings & Club Deposits
7%
CDs
35%
Money Market Accounts
17%
~$8.4bn
18%
NIB Demand Deposits
22%
Interest-Bearing Demand Deposits

Cost of Deposits: 2.20%
Cost of Interest-Bearing Deposits: 2.71%

Northfield Bancorp


Savings & Club Deposits
21%
17%
CDs
Money Market Accounts
6%
~$4.1bn
18%
NIB Demand Deposits
37%
Interest-Bearing Demand Deposits

Cost of Deposits: 1.79%
Cost of Interest-Bearing Deposits: 2.17%

Pro Forma[(1)]


Savings & Club Deposits
12%
CDs
29%
Money Market Accounts
14%
~$12.5bn
18%
NIB Demand Deposits
27%
Interest-Bearing Demand Deposits

Cost of Deposits: 2.05%
Cost of Interest-Bearing Deposits: 2.53%

Note: Financial data as of or for the quarter ended 3/31/2026 unless otherwise noted. (1) Excludes purchase accounting adjustments.

Member FDIC
14

Diversified & Complementary Lending Verticals

Columbia Financial, Inc.



Multifamily
20%
1-4 Family
31%
O.O. CRE
8%
~$8.2bn(2)
Commercial Business
9%
3%
Home Equity
7%
Construction
22%
Other CRE

Yield on Loans: 5.01%

Northfield Bancorp



Multifamily
61%
1-4 Family
4%
Home Equity
5%
1%
Construction
~$3.8bn(3)
13%
Other CRE
5%
Commercial Business
11%
O.O. CRE

Yield on Loans: 4.81%

Pro Forma[1]



Multifamily
33%
1-4 Family
22%
~$12.0bn
4%
Home Equity
5%
Construction
9%
8%
19%
O.O. CRE
Other CRE
Commercial Business

Yield on Loans: 5.32%[4]

Note: Financial data as of 3/31/2026 unless otherwise noted. Note: Excludes loans classified as "Other" due to de minimis balances (less than 1% of the total loan portfolios). (1) Excludes purchase accounting adjustments unless otherwise noted. (2) Excludes loans classified as PCD and net deferred loan costs, fees and purchase premiums and discounts. (3) Excludes loans classified as PCD. (4) Includes purchase accounting adjustments. Reflects the ~$147.8 million interest rate mark assumption disclosed in the Preliminary Firm Commitment Underwriting Prospectus estimating the differences between market and portfolio yields as of March 31, 2026.

Member FDIC

15

Focused Commercial Business Strategy Note: Data as of 3/31/2026. (1) Measures annual growth rate from 12/31/2021 to 3/31/2026. (2) Figure shows pro forma for acquisition of NFBK, excludes purchase accounting adjustments. Demonstrated Historical Growth Go-Forward Strategy Focused on growth continuing to expand the commercial loan pipeline at a double-digit annual growth rate Following the acquisition, the combined Company is expected to have approximately 100 lenders with a dedicated support staff that is expected to grow through selective recruiting Leverage underserved areas across Northfield’s attractive outer borough footprint Establish incentive structures across teams to align deposit gathering and relationship banking initiatives Standalone CLBK Pro Forma 18% CAGR(1) Including Acquisition 13% CAGR(1) Excluding Acquisition (Loan balances shown in millions) (2)

Track Record of Disciplined Credit Culture NCOs / Avg. Loans CLBK NFBK Appraisal Peers(1) Source: S&P Global Market Intelligence. Note: Financial data for each respective period end. (1) Peer medians based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP). (2) Represents an annualized figure. ~10-Year Net Charge-Off History (1) (2)

Strong Operating Profile Positioned for Sustained Performance

Core Return on Average Assets[(1)]


0.55%
0.85%
1.04%
1.27%
Columbia Financial, Inc.
Northfield Bancorp (2)
Pro Forma(7) (2027E)
Appraisal(3)(4) Peers

Efficiency Ratio[(1)]


70.7%
68.0% Core(1)
57.6%
48.6%
56.9%
Columbia Financial, Inc.
Northfield Bancorp
Pro Forma(7) (2027E)
Appraisal(3) Peers

Tangible Common Equity / Tangible Assets[(1)]


9.7%
12.1%
16.5%
8.6%
Columbia Financial, Inc.
Northfield Bancorp
Pro Forma(6) (3/31/2026)
Appraisal(3) Peers

Commercial Real Estate / Total Risk-Based Capital[(5)]


330%
368%
212%
283%
Columbia Financial, Inc.
Northfield Bancorp
Pro Forma(6) (3/31/2026)
Appraisal(3) Peers

Source: S&P Global Market Intelligence. Note: Standalone financial data as of or for the quarter ended 3/31/2026. Pro forma figures shown at the midpoint of the appraisal value range. (1) Core ROAA, Efficiency Ratio, Core Efficiency Ratio and TCE/TA are non-GAAP financial measures. See "Non-GAAP Reconciliations" in the appendix for a reconciliation of these non-GAAP financial measures to GAAP. (2) Represents GAAP ROAA and excludes any adjustments. (3) Peer medians based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP). (4) Core income after taxes and before extraordinary items. Adjusts for gain on sale of securities, amortization and impairment of intangibles and nonrecurring items as defined by S&P Global Market Intelligence. (5) Excludes owner-occupied CRE per regulatory definition. (6) Pro forma figures (giving effect to the offering and the acquisition) as of 3/31/2026 as detailed in the Preliminary Firm Commitment Underwriting Prospectus. (7) 2027E profitability reflects announced merger impact adjusted for a re-evaluation of interest rate marks, core deposit intangible and appraisal values as of the quarter ended 3/31/2026.

Member FDIC

18

Review of Potential Capital Management Strategies

Capital Management Opportunities	**Organic Growth / Internal Investments** • Fund new loan production, core deposit gathering, and new verticals such as C&I and specialty banking • Invest in technology to drive efficiency and support prudent NIM expansion
	Cash Dividends • Initial quarterly dividend of $0.05/share ($0.20 annualized) • Subject to acceptable ongoing capital position and relevant regulatory approvals and compliance
	Share Repurchases • Not permitted in the first 12 months following the conversion • Repurchased ~$465 million of stock since its April 2018 minority stock offering, or approximately 54% of the minority shares offered and ~90% of the proceeds raised[3]
Potential M&A Outlook	• De-emphasized in the near-term • Opportunistic and disciplined approach to potential bank and non-bank transactions

Opportunity to Deploy Excess Capital

TCE / TA Ratio[1]



~$1.5bn[2]
Implied Excess
Capital vs. Peers:
9.7%
16.5%
8.6%
Current
Pro Forma
Appraisal Peers[4]

Source: S&P Global Market Intelligence. Note: Standalone and Peer financial data as of or for the quarter ended 3/31/2026. Note: Pro forma figures (giving effect to the offering and the acquisition) shown at the midpoint of the offering range as of 3/31/2026 as detailed in the Preliminary Firm Commitment Underwriting Prospectus. (1) TCE/TA is a non-GAAP financial measure. See "Non-GAAP Reconciliations" in the appendix for a reconciliation of this non-GAAP financial measure to GAAP. (2) Reflects excess capital relative to median peer ratios. (3) Since Columbia's minority stock offering, CLBK has repurchased ~27.1 million shares at a weighted average price of $17.14 under publicly announced repurchase programs. "Minority shares" represent the 49,832,345 shares issued to depositors and the Employee Stock Ownership Plan in the offering and exclude both the 62,580,155 shares held by Columbia Bank, MHC and the 3,476,675 shares issued to the Columbia Bank Foundation. (4) Peer medians based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP).

Member FDIC

19

Compelling Valuation Opportunity With Potential Upside

Price / Tangible Book Value per Share vs. Appraisal Peers(x)[(1)(2)]



Peer Median: 1.51x
0.94x
1.34x
1.36x
1.41x
1.45x
1.47x
1.56x
1.59x
1.69x
1.80x
1.85x
2.28x
~48% Discount to KRX
0.92x
1.78x
KRNY
PGC
CNOB
CCNE
DCOM
PFS
TMP
UVSP
STBA
FCF
NBTB
WSFS
CLBK(3)
KRX(4)
(Pro Forma)
Appraisal Peers(2)

Source: S&P Global Market Intelligence. Note: Financial data as of most recent quarter available. Note: Data not shown pro forma for pending or recently completed transactions. Note: Market data as of 7/2/2026. (1) Tangible Book Value Per Share is a non-GAAP financial measure. See "Non-GAAP Reconciliations" in the appendix for a reconciliation of this non-GAAP financial measure to GAAP. (2) Peer multiples based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP). (3) CLBK shown pro forma for second step conversion at the midpoint of the offering range, based on a $10.00 per share offer price. (4) KBW NASDAQ Regional Banking Index (KRX) includes 50 U.S. regional banks and thrifts with assets between ~$12 billion and ~$88 billion.

Member FDIC

20

Appendix

Columbia Financial, Inc. Company Snapshot

New Jersey Dedicated Branch Footprint


CLBK (70)
New York City
Philadelphia

2026 Q1 Financial Overview

$11.0bn *Total Assets*	**$8.4bn** *Total Deposits*	**$8.2bn** *Net Loans*
0.55% *Core ROAA*(1)	**5.2%** *Core ROAE*(1)	**68.0%** *Core Efficiency Ratio*(1)
5.01% *Yield on Loans*	**2.71%** *Cost of Int. Bearing Deposits*	**2.42%** *Net Interest Margin*
9.7% *TCE / TA*(1)	**0.43%** *NPAs / Assets*	**166%** *ACL / NPLs*

Company Overview

- **Trusted Community Banking Partner**: In business since 1927, Columbia Bank has served commercial and consumer clients in and around New Jersey for almost 100 years
- **Seasoned Executives**: Management led by President and CEO Thomas J. Kemly. Mr. Kemly has been with Columbia Bank for over 45 years. Management team has an average tenure of 18 years and 260+ years of cumulative banking/securities industry experience
- **Proven Growth & Disciplined Acquirer:** Columbia has grown its asset base from ~$6 billion to more than $10 billion and completed four acquisitions within a five-year period
- **Pristine Asset Quality:** A disciplined credit culture, evidenced by net loan recoveries of $604,000 in Q1 2026 and MRQ Non-Accrual Loans / Total Loans 22bps below the appraisal peer median(2)

Source: S&P Global Market Intelligence. Note: Financial data as of or for the quarter ended 3/31/2026. (1) Core ROAA, Core ROAE, Core Efficiency Ratio and TCE/TA are non-GAAP financial measures. See "Non-GAAP Reconciliations" in the appendix for a reconciliation of these non-GAAP financial measures to GAAP. (2) Peer medians based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP).

Member FDIC

22

Company Snapshot

Prominent New Jersey and Metro New York Footprint



NFBK (37)
New York City
Manhattan
Brooklyn
Staten Island
Trenton

Company Overview

- **Long Operating History with Deep Roots**: 135+ years in the market, evolving from a savings and loan association into a robust publicly traded bank holding company
- **Strong Core Markets**: Top three counties by deposits (77% of Northfield deposit base) have a 20%+ greater median household income compared to the national median(1)
- **Seasoned Executives**: Management and Board led by Chairman, President and CEO Steven Klein. Management team has an average tenure of 14 years and 165+ years of cumulative banking/securities industry experience
- **Strong Footprint in Attractive Markets:** Deep-rooted client network and longstanding relationships across Northfield's 32 branches located in the New York City MSA and 5 branches in the Trenton-Princeton MSA
- **Attractive Low-Cost Funding Base:** ~80bps below peer median cost of interest-bearing deposits driven by a granular deposit mix and high-value relationships(2)

2026 Q1 Financial Overview

$5.7bn *Total Assets*	**$4.1bn** *Total Deposits*	**$3.8bn** *Net Loans*
0.85% *ROAA*	**6.9%** *ROAE*	**57.6%** *Efficiency Ratio(3)*
4.81% *Yield on Loans*	**2.17%** *Cost of Int. Bearing Deposits*	**2.76%** *Net Interest Margin*
12.1% *TCE / TA(3)*	**0.37%** *NPAs / Assets*	**173%** *ACL / NPLs*

Source: S&P Global Market Intelligence. Note: Financial data as of or for the quarter ended 3/31/2026. (1) U.S. market demographic data as of 6/30/2025. Deposit figures per bank level regulatory filings as of 6/30/2025. Top 3 counties of operation include Richmond County, NY, Union County, NJ and Middlesex County, NJ. (2) Peers include major exchange traded banks and thrifts headquartered in NJ, CT or the NYC MSA with total assets between $2.0 billion and $10.0 billion and core ROAA less than 2.00%. Excludes merger targets and mutual holding companies. (3) Efficiency Ratio and TCE/TA are non-GAAP financial measures. See "Non-GAAP Reconciliations" in the appendix for a reconciliation of these non-GAAP financial measures to GAAP.

Member FDIC

23

Overview of the Acquisition of Northfield

Merger Transaction Highlights

(Figures Shown At The Midpoint of The Preliminary Appraisal)

Acquisition Deal Value & Pro Forma Scale	$597mm Deal Value	~$18bn Assets	100+ Branches
Announced Transaction Multiples	0.86x P / TBV	10.6x P / '27E EPS	15.7% Market Premium[3]
Announced Transaction Impacts	~50% '27E EPS Accretion	4.4% TBV Dilution	1.8 Yr. TBV Earnback

Merger Structure & Overview

- $14.25 - $14.65 potential merger consideration per share[1]
- $597 - $613 million potential aggregate deal value range[2]
- Anticipated closing along with the pricing / close of the second step offering in Mid-July 2026
- Northfield shareholders may elect either stock or cash consideration for each share (with cash consideration to be paid for up to 30% of outstanding Northfield shares) – Presentation assumes 70% stock / 30% cash consideration structure
- Merger consideration per Northfield share based on final appraisal for Columbia at closing as outlined below:[1]
  - Appraisal value less than $2.3 billion: either (a) 1.425 shares of converted Columbia common stock or (b) $14.25 in cash;
  - Appraisal value equal to or greater than $2.3 billion and less than $2.6 billion: either (a) 1.450 shares of converted Columbia common stock or (b) $14.50 in cash;
  - Appraisal value equal to or greater than $2.6 billion: either (a) 1.465 shares of converted Columbia common stock or (b) $14.65 in cash

Note: Unless otherwise noted, pro forma figures (giving effect to the offering and the acquisition) are shown at announcement and at the midpoint of the preliminary appraisal conducted by RP Financial as detailed in the CLBK Merger Presentation dated 2/2/2026. Assumes 70% stock / 30% cash consideration. (1) Per share merger consideration and pricing ranges presented per the preliminary independent appraisal conducted by RP Financial. The final appraisal may differ from the preliminary appraisal due to market conditions or other factors. (2) Assumes that 41,763,852 Northfield common shares outstanding and 103,407 Northfield PSUs are converted to Columbia common shares at a fixed exchange ratio and cash. (3) Based on NFBK closing price per share as of 1/30/2026.

Member FDIC

24

Comprehensive Due Diligence

Due Diligence Scope of Review

- 70+ professionals (inclusive of advisors and consultants) conducted a comprehensive due diligence review of Northfield over a more than 30-day period
- In person and virtual due diligence review of all functional areas, in addition to business strategies, clients, employees and culture
- Heightened diligence focus surrounding loan portfolio and credit administration
- Long-standing relationship among key principals with significant market knowledge and an emphasis on cultural fit

Key Diligence Focus Areas

Credit & Loan Review	Compliance & Audit
Risk Management	Investment Services
Finance & Accounting	Legal & Regulatory
Branch Network	HR, IT & Operations
Commercial & Retail Banking	ALCO / Liquidity
Tax	Treasury

Credit Review Summary

- SRA Consulting LLC conducted an independent loan review across all major business lines and loan products achieving over 50% coverage of commercial loans
  - Columbia staff also reviewed over 50% of the commercial loan portfolio in conjunction with the loan review
- Conducted a thorough examination of underwriting and credit standards along with the alignment of credit cultures
- Comprehensive loan review consisted of the following:
  - 100% of all criticized, classified, special mention, and non-accrual loans
  - Over 50% of the commercial loan portfolio
- Comprehensive review of the NYC rent-regulated portfolio consisted of the following:
  - Both Columbia and SRA reviewed 100% of the NYC rent-regulated multifamily loans
  - Columbia commissioned geographic-based market studies of the rent-regulated portfolio prepared by New York-based independent appraisal experts
  - Columbia's Collateral Risk Team stress tested the portfolio LTVs. Any loan with a stressed LTV >90% was appraised by a NYC-based independent appraisal firm in January 2026
    - The appraisal's LTV shortfalls total only $2.7 million on 11 loans and confirmed that the stress test assumptions were conservative relative to appraised values
  - Review resulted in a ~14% combined mark on the NYC rent-regulated portfolio (~7% credit mark / ~7% interest rate mark)
- Aggregate credit mark of $81.0 million or 2.1% of the portfolio

Member FDIC
25

Investor / Non-Owner Occupied CRE Note: Financial data as of 3/31/2026. Note: “Other NJ” and “Other NY” include the aggregate Investor CRE loan balances for all counties in each state not already listed. “Other (Nationwide)” includes the aggregate Investor CRE loan balance in all counties outside of New Jersey and New York. Portfolio By Collateral Type Portfolio By Geography Portfolio Highlights Top-10 loans constitute ~13% of the total Investor CRE portfolio Only 2.9% of Investor CRE loans sit above an 80% LTV and current portfolio LTV sits below origination LTV $247.2 million of Investor CRE loans set to mature by year end 2027 Property Type: Balance ($mm) Wtd. Avg. LTV Wtd. Avg. DSCR Retail / Shopping Centers $530 55% 1.58x Industrial / Warehouse $429 53% 1.65x Mixed Use $305 61% 1.52x Non-Medical Office $172 51% 1.87x Medical Office $91 60% 1.47x Single Purpose $61 64% 1.38x Other $230 50% 2.07x Total $1,818 55% 1.66x

Investor / Non-Owner Occupied CRE Note: Financial data as of 3/31/2026. Note: “Other NJ”, “Other NY” and “Other PA” include the aggregate Investor CRE loan balances for all counties in each state not already listed. Note: Excludes loans classified as PCD. Note: Figures may not sum due to rounding. Portfolio By Collateral Type Portfolio By Geography Portfolio Highlights Average loan balance of ~$1.3 million, with the top-10 loans comprising ~22% of the portfolio Maximum LTV of ~75%, with 81% of the portfolio sitting under a 60% LTV ~85% of the portfolio set to reprice on a 5-year reset cadence Property Type: Balance ($mm) Wtd. Avg. LTV Wtd. Avg. DSCR Mixed Use $128 46% 1.52x Retail $112 42% 1.82x Office Building $111 55% 1.64x Accommodations $45 38% 1.81x HealthCare Facilities $25 50% 1.79x Warehousing $22 42% 1.64x Manufacturing $21 38% 1.82x Services $12 44% 1.55x Restaurant $1 44% 1.18x Recreational $1 19% 1.23x Schools / Daycare $1 28% 1.86x Other $22 53% 1.50x Total $501 46% 1.67x

Overview of Northfield's Rent-Regulated Multifamily Portfolio

Northfield's Rent-Regulated Portfolio Key Highlights

- **Low Historical Loss Rate:** Over the past 10 years, NFBK has only charged-off $414,000 of rent-regulated loans (all related to a single credit)
- **Low Risk Go-Forward Strategy:** Pro forma company will cease originating new NYC rent-regulated multifamily loans and will allow the existing portfolio to run off the balance sheet over time
- **78% originated** after change to Rent Regulated Law in 2019 and value reset
- SRA Consulting LLC review resulted in ~14% combined mark (~7% credit mark / ~7% interest rate mark) on NFBK's NYC rent-regulated portfolio

Portfolio by % Regulated Units[(1)]



65%
$416mm
Rent-Regulated Portfolio
15%
10%
10%
Loans to properties by % of rent-regulated units
>0% - 30%
30% - 60%
60% - 90%
90% - 100%

Portfolio by County[(1)]



Bronx
27%
New York
11%
Queens
9%
Richmond
7%
3%
Westchester
1%
Nassau
42%
Kings

County	Balance ($mm)	LTV (%)	DSCR (x)
Kings	$176	49.3%	1.57x
Bronx	$114	50.0%	1.64x
New York	$44	45.4%	1.50x
Queens	$36	43.0%	1.92x
Richmond	$31	59.6%	1.36x
Westchester	$13	57.3%	1.21x
Nassau	$2	35.1%	2.13x
Total	**$416**	**49.5%**	**1.59x**

Note: Financial data as of 3/31/2026. Note: Columbia holds a negligible balance of rent-regulated multifamily loans: $845,000 in total exposure as of 3/31/2026.(1) Includes all multifamily loans that have rent-regulated units.

Member FDIC

28

Overview of Investor / Non-Owner Occupied Office Portfolio Note: Financial data as of 3/31/2026. Note: “Other NJ”, “Other NY” and “Other PA” include the aggregate office loan balances for all counties in each state not already listed. (1) Excludes Medical Office loans. (2) Excludes loans classified as PCD. (1) Portfolio Balance ($mm) $172 Office Exposure as a % of Portfolio 2% Average Loan Size ($mm) $2.1 Weighted Average LTV 51% Weighted Average DSCR 1.87x Portfolio Balance ($mm) $111 Office Exposure as a % of Portfolio 3% Average Loan Size ($mm) $2.0 Weighted Average LTV 55% Weighted Average DSCR 1.64x Geographic Breakdown Summary Portfolio Data (2)

Overview of C&I Portfolio Note: Financial data as of 3/31/2026. Note: “Other NJ” and “Other NY” include the aggregate commercial loan balances for all counties in each state not already listed. “Other (Nationwide)” includes the aggregate commercial loan balance in all counties outside of New Jersey and New York. (1) Excludes loans classified as PCD. Industry Geography (By County) Aggregate Balance: $752.2mm Aggregate Balance: $173.0mm (1)

Asset Quality Non-Accrual Loans / Total Loans (%) Allowance For Credit Losses (ACL) / Loans (%)(1) CLBK NFBK Appraisal Peers Net Charge-Offs / Average Loans (%)(2) ACL / Non-Performing Assets (%)(3) CLBK NFBK Appraisal Peers CLBK NFBK Appraisal Peers CLBK NFBK Appraisal Peers Source: S&P Global Market Intelligence. Note: Financial data as of or for each respective period end. Note: Peer medians based on the peer group presented by RP Financial, LC. in its independent appraisal (includes KRNY, PFS, WSFS, CCNE, CNOB, DCOM, FCF, NBTB, PGC, STBA, TMP and UVSP). (1) 2021 to 2022 change in Allowance For Credit Losses / Loans reflects CECL implementation. (2) Reflects annualized metrics for 2026 Q1 financials. (3) Non-performing assets include nonaccrual loans, restructured loans and OREO.

High-Quality Liquid Securities Portfolio Note: Financial data as of 3/31/2026. (1) Includes Mortgage-Backed Securities and Collateralized Mortgage Obligations. (2) Includes pass-through certificates to GSEs ($443.7mm) and real estate mortgage investment conduits or “REMICs” ($885.9mm). (3) Includes pass-through certificates to GSEs ($8.3mm). NFBK CLBK Available-for-Sale (AFS) ($mm) Held-to-Maturity (HTM) ($mm) ~$1,199mm ~$1,379mm ~$378mm ~$8.3mm 100% in Mortgage-Backed Securities(3) 61% 34% 5% <1% 96% 3% <1% <1% 92% 8% 4.31% Yield on HTM Securities 4.45% Yield on AFS Securities $15.5mm Gross Unrealized Loss on AFS Securities $0.3mm Gross Unrealized Loss on HTM Securities 2.71% Yield on HTM Securities 3.36% Yield on AFS Securities $86.7mm Gross Unrealized Loss on AFS Securities $30.3mm Gross Unrealized Loss on HTM Securities (1) (2) (1)

Columbia Non-GAAP Reconciliations         Three Months Ended, Three Months Ended, ($ in thousands) 3/31/26   3/31/26 Tangible Common Equity / Tangible Assets   Core Return on Average Assets   Total stockholders' equity $1,173,722 Net income $13,099 Less: goodwill (110,715) Add: severance expense, net of tax - Less: core deposit intangible (6,471) Add: merger-related expenses, net of tax 1,787 Tangible stockholders' equity $1,056,536 Core net income $14,886 Total assets $11,010,507 Average assets $11,024,637 Less: goodwill (110,715) Return on average assets 0.48% Less: core deposit intangible (6,471) Core return on average assets 0.55% Tangible assets $10,893,321 TCE / TA 9.7% Average equity $1,166,923 Return on average equity 4.55% Tangible Book Value per Share   Core return on average equity 5.17% Total stockholders' equity $1,173,722 Less: goodwill (110,715) Less: core deposit intangible (6,471) Tangible stockholders' equity $1,056,536 Shares outstanding 104,142,951 Tangible book value per share $10.15 Stated and Core Efficiency Ratio   Net interest income $60,391 Non-interest income 6,747 Total income $67,138 Non-interest expense $47,487 Efficiency ratio 70.7% Non-interest expense $47,487 Less: severance expense - Less: merger-related expenses (1,823) Core non-interest expense $45,664 Core efficiency ratio 68.0% Non-GAAP Reconciliations

Non-GAAP Reconciliations Northfield Non-GAAP Reconciliations   Three Months Ended, ($ in thousands) 3/31/26 Tangible Common Equity / Tangible Assets   Total stockholders' equity $694,690 Less: goodwill - Less: other intangible assets - Tangible common equity $694,690 Total assets $5,735,202 Less: goodwill - Less: other intangible assets - Tangible assets $5,735,202 TCE / TA 12.1% Tangible Book Value per Share   Total stockholders' equity $694,690 Less: goodwill - Less: other intangible assets - Tangible stockholders' equity $694,690 Shares outstanding 41,763,852 Tangible book value per share $16.63 Efficiency Ratio   Net interest income $36,963 Non-interest income 3,412 Total income $40,375 Non-interest expense $23,259 Efficiency ratio 57.6%